EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-260985 and 333-264070 on Form S-8 of our report dated March 14, 2023, relating to the financial statements of Lulu’s Fashion Lounge Holdings, Inc. appearing in this Annual Report on Form 10-K for the fiscal year ended January 1, 2023.

/s/ Deloitte & Touche LLP

San Francisco, California

March 14, 2023